EXHIBIT 10.6


                           FLEXSTEEL INDUSTRIES, INC.
                           RESTORATION RETIREMENT PLAN


         This Agreement is made this ____ day of ______________, 20___, by and between FLEXSTEEL INDUSTRIES, INC., a Minnesota corporation (hereinafter the "Corporation") and ____________________________________________________________
(hereinafter collectively "Employees" and individually as "Employee").

         WHEREAS, the above named Employees are all Executive Officers of the Corporation as appointed by the Board of Directors of the Corporation; and

         WHEREAS, the Corporation desires to contribute to the future retirement benefits of the Employees in addition to those contributions made under the Flexsteel Industries, Inc. Salaried Employees Retirement Plan.

         In consideration of the Agreements hereinafter contained, the parties hereto agree as follows:

         1. Plan Year and Fiscal Year. The "Plan Year" shall be a calendar year. The "Fiscal Year" shall be July 1 to June 30 of each year.

         2. Salary, Bonuses and Management Incentive. Beginning in the year 2001, and until the Employee reaches the age of 65, the Company shall make an annual contribution by the 15th day of January of each year equal to seven percent (7%) of the total of the following: the sum of the Employee's base salary plus Annual Cash Bonus Award for the previous calendar year (including any voluntary deferrals), less the amount of that sum which qualifies for contributions under the Flexsteel Industries, Inc. Salaried Employees Retirement Plan.

         3. Vesting. Benefits under this Plan shall be considered fully vested as of the date of this Agreement.

         4. Accounting. The Company shall maintain a separate Account into which all contributions for the Employee under this Plan shall be credited. Employee's Account shall be credited annually with the earnings based on the income that the Company earns on the monies invested in the Rabbi Trust created for investment of contributions.

         5. Payment of Employee Account. Each Employee's Account will be paid to him upon the earliest of the Employee's death, disability, age 65, or retirement (as defined in the Corporation's Employees Retirement Salaried Plan).

         The method of payment for each Employee's Account will be paid in accordance with the election form signed by the Employee (see Exhibit A attached). Additionally, the Employee shall have the right to designate a beneficiary to receive the remaining proceeds (see Exhibit B attached), if the Employee should die prior to receiving all of his payments. If an Employee fails to execute a beneficiary designation or if there is no beneficiary alive at the time of distribution, then the proceeds due Employee will be paid to the Employee's estate. The beneficiary designation may be changed at any time during Employee's lifetime as long as the Employee is competent or by the Employee's attorney-in-fact who is specifically authorized to make the change.

         6. Disability. For purposes of this Agreement, an Employee shall be deemed to be disabled if the Board of Directors of the Corporation shall find on the basis of medical evidence satisfactory to the Board of Directors that the Employee is totally disabled, mentally or physically, so as to prevent him from engaging in his customary employment by the Corporation and that such disability will be permanent and continuous during the remainder of his life.

         7. Board of Directors Right to Modify Payout. Notwithstanding anything herein to the contrary, the Board of Directors of Corporation shall have the right in its sole discretion to vary the manner and time of making any payment to an Employee provided for in this Agreement, provided such distribution is paid over a shorter period than that designated in any election made by the Employee.

         8. Unfunded Arrangement. It is the intention of the parties that the Company is not required to establish any unfunded arrangement to pay any obligation under this Plan for tax purposes, for purposes of Title I of ERISA or for any other purposes. The Employee recognizes and agrees that the Employee has the legal status of a general unsecured creditor and this Plan constitutes a mere promise of the Company to make benefit payments in the future. However, Company reserves the right to establish any unfunded arrangement to pay any obligation hereunder in any manner it deems appropriate, provided the unfunded arrangement will not be deemed constructively received by Employee for federal income tax purposes. Furthermore, any trust created by the Company and assets held by the trust to assist it in meeting its obligations under the Plan will conform to the terms of the model trust, as described in Revenue Procedure 92-64, 1992-33 I.R.B. 11. Notwithstanding the above, the Company has established a Rabbi Trust as an unfunded arrangement to pay the obligations hereunder.

         9. Assignability. Employee's payments hereunder are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Employee or of Employee's beneficiary.

         10. Competency. If the Corporation shall find that any person to whom any payment is payable under this Agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed conservator, or other legal representative) may be made to the spouse, a child, a parent, or a brother or sister, or to any such person deemed by the Board of Directors of the Corporation to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board of Directors of the Corporation may determine. Any such payment shall be a complete discharge of the liability of the Corporation under this Agreement.

         11. Employment Rights. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Corporation as an Executive or in any other capacity.

         12. Relationship to Other Benefits. Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he or she may be entitled under any pension plan or other arrangement of the Corporation for the benefit of its Employees.

         13. Interpretation and Construction. The Board of Directors of the Corporation shall have full power and authority to interpret, construe, and administer this Agreement and the Board of Directors interpretation and construction thereof, and actions thereunder, including any valuation of the Deferred Compensation Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board of Directors shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.

         14. Amendments. Corporation shall have the right to amend this Agreement without Employees' approval for the purpose of including additional employees under this Agreement. Any other amendment may only be made with the consent of all of the parties.

         15. Employee Who is a Member of Board of Directors. If an Employee to this Agreement is a member of the Board of Directors of the Corporation, that Employee agrees by signing this Agreement not to partake in any decisions under paragraphs 6, 7, 10, 13, 14, and 18 which affect his own Account or any matters relating thereto.

         16. State Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Iowa.

         17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, his successors, assigns, heirs, executors, administrators and beneficiaries.

         18. Right to Terminate Agreement. The Board of Directors of the Corporation shall have the right to terminate this Agreement at the end of any calendar year, provided it gives at least thirty (30) day notice to the Employees of the termination of the Agreement. If the Agreement is terminated, any sums previously paid in will be subject to the Agreement.

         19. Savings Clause. Any provisions of this Plan, that if given effect would serve to invalidate or disqualify the Plan, shall be null and void.

         20. Counterparts. This Agreement may be signed in Counterparts by the parties hereto.



         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and the Employees have hereunto set his hand on the date set opposite their signature.

                                        FLEXSTEEL INDUSTRIES, INC.



                                        By: ____________________________________
                                                 K. Bruce Lauritsen, President
                                        Date: __________________________________


                                        By: ____________________________________
                                                 Ronald J. Klosterman, Secretary
                                        Date: __________________________________


                                        By: ____________________________________
                                                 ________________, Employee
                                        Date: __________________________________


                                        By: ____________________________________
                                                 _________________, Employee
                                        Date: __________________________________


                                        By: ____________________________________
                                                 __________________, Employee
                                        Date: __________________________________

                                    EXHIBIT A

                           FLEXSTEEL INDUSTRIES, INC.
                           RESTORATION RETIREMENT PLAN
                    EMPLOYEE'S ELECTION OF METHOD OF PAYMENT


         Under the Restoration Retirement Plan Agreement with Flexsteel Industries, Inc., I, ______________________________, elect to receive my Plan
Account as follows (check one of the boxes below):


         [ ]      A.       In a lump sum within thirty (30) days of the event
                           requiring payment.

         [ ]      B.       In approximate equal annual amounts over a five (5)
                           year period with the first payment due within thirty
                           (30) days after the event requiring payment.

         [ ]      C.       In approximate equal annual amounts over a ten (10)
                           year period with the first payment due within thirty
                           (30) days after the event requiring payment.

         [ ]      D.       In approximate equal semi-annual amounts over a five
                           (5) year period with the first payment due within thirty (30) days after the event requiring payment.

         [ ]      E.       In approximate equal semi-annual amounts over a ten
                           (10) year period with the first payment due within thirty (30) days after the event requiring payment.



         Notwithstanding the above, I acknowledge that the Corporation has the authority to accelerate the payments pursuant to paragraph 7 of the Plan.



                                        Signature   ________________________

                                        Title       ________________________

                                        Date        ________________________

                                    EXHIBIT B

                           FLEXSTEEL INDUSTRIES, INC.
                           RESTORATION RETIREMENT PLAN
                       BENEFICIARY DESIGNATION OF EMPLOYEE


         Under the Restoration Retirement Plan Agreement with Flexsteel Industries, Inc., I, ______________________________, hereby designate the following as beneficiary of any portion of my Plan Account which has not been paid prior to death:


         A.       Primary Beneficiary:      ________________________________

         B.       Contingent Beneficiary:   ________________________________






                                        Signature   ________________________

                                        Title       ________________________

                                        Date        ________________________